UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Pacific Gas and Electric Company
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PG&E CORPORATION AND PACIFIC GAS AND ELECTRIC COMPANY

ADDITIONAL PROXY MATERIAL

This additional proxy material is being filed to correct certain of the share numbers in the “Security Ownership of Management” table on page 76 of the Joint Proxy Statement dated April 2, 2014.  There are no other changes besides such share numbers in the table.

The revised table is presented below.

Security Ownership of Management

The following table sets forth the number of shares of PG&E Corporation common stock beneficially owned (as defined in the rules of the SEC) as of March 7, 2014 by the directors, the nominees for director, NEOs, and all directors and executive officers of PG&E Corporation and the Utility as a group. As of March 7, 2014, no listed individual owned shares of any class of Utility securities. The table also sets forth common stock equivalents credited to the accounts of directors and executive officers under PG&E Corporation’s deferred compensation and equity plans. Directors and Section 16 Officers of PG&E Corporation and the Utility may not engage in any hedging or monetization transactions that limit or eliminate the officer’s ability to profit from an increase in the value of company stock, and generally are prohibited from pledging company stock as collateral for a loan.

Name	Beneficial Stock Ownership(1)(2)(3)	Percent of Class(4)	Common Stock Equivalents(5)	Total
Lewis Chew(6)	10,219	*	0	10,219
C. Lee Cox(6)	14,305	*	12,773	27,078
Anthony F. Earley, Jr.(6)(7)	88,819	*	0	88,819
Fred J. Fowler(6)	2,252	*	0	2,252
Maryellen C. Herringer(6)	13,757	*	30,824	44,581
Christopher P. Johns(8)	24,167	*	35,141	59,308
Richard C. Kelly(6)	0	*	1,092	1,092
Roger H. Kimmel(6)	10,555	*	3,847	14,402
Richard A. Meserve(6)	8,366	*	5,283	13,649
Forrest E. Miller(6)	10,555	*	9,376	19,931
Rosendo G. Parra(6)	5,199	*	0	5,199
Barbara L. Rambo(6)	10,074	*	7,665	17,739
Barry Lawson Williams(6)	20,089	*	13,335	33,424
Kent M. Harvey(9)	12,675	*	6,910	19,585
Hyun Park(10)	37,305	*	3,657	40,962
John R. Simon(10)	8,189	*	141	8,330
Nickolas Stavropoulos(11)	11,283	*	2,215	13,498
Dinyar B. Mistry(12)	3,041	*	0	3,041
All PG&E Corporation directors and executive officers as a group (17 persons)	284,031	*	130,266	414,297
All Utility directors and executive officers as a group (29 persons)	395,917	*	146,234	542,151

*                                         Less than 1 percent

(1)                                 This column includes any shares held in the name of the spouse, minor children, or other relatives sharing the home of the listed individuals and, in the case of current and former executive officers, includes shares of PG&E Corporation common stock held in the defined contribution retirement plan maintained by PG&E Corporation. Except as otherwise indicated below, the listed individuals have sole voting and investment power over the shares shown in this column. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.

This column also includes the following shares of PG&E Corporation common stock in which the listed individuals share voting and investment power: Mr. Cox 10,160 shares, Ms. Herringer 2,100 shares, all PG&E Corporation directors and executive officers as a group 12,260 shares, and all Utility directors and executive officers as a group 12,260 shares. No reported shares are pledged.

(2)                                 This column includes the following shares of PG&E Corporation common stock that the listed individuals have the right to acquire within 60 days of March 7, 2014 through the exercise of vested stock options granted under the PG&E Corporation Long-Term Incentive Program or the 2006 LTIP: Ms. Herringer 2,491 shares, Mr. Kimmel 4,090 shares, Mr. Miller 4,090 shares, all PG&E Corporation directors and executive officers as a group 10,671 shares, and all Utility directors and executive officers as a group 10,671 shares. The listed individuals have neither voting power nor investment power with respect to these shares unless and until they are purchased through the exercise of the options, under the terms of the 2006 LTIP, as appropriate.

(3)                                 This column includes restricted shares of PG&E Corporation common stock granted under the 2006 LTIP. As of March 7, 2014, the listed individuals held the following numbers of restricted shares that may not be sold or otherwise transferred until certain vesting conditions are satisfied: Mr. Chew 421 shares, Mr. Cox 674 shares, Ms. Herringer 674 shares, Mr. Kimmel 674 shares, Dr. Meserve 674 shares, Mr. Miller 674 shares, Mr. Parra 421 shares, Ms. Rambo 674 shares, Mr. Williams 674 shares, all PG&E Corporation directors and executive officers as a group 5,560 shares, and all Utility directors and executive officers as a group 5,560 shares.

(4)                                 The percent of class calculation is based on the number of shares of PG&E Corporation common stock outstanding as of March 7, 2014.

(5)                                 This column reflects the number of stock units that were purchased by listed individuals through salary and other compensation deferrals or that were awarded under equity compensation plans. The value of each stock unit is equal to the value of a share of PG&E Corporation common stock and fluctuates daily based on the market price of PG&E Corporation common stock. The listed individuals who own these stock units share the same market risk as PG&E Corporation shareholders, although they do not have voting rights with respect to these stock units.

(6)                                 Mr. Chew, Mr. Cox, Mr. Earley, Mr. Fowler, Ms. Herringer, Mr. Kelly, Mr. Kimmel, Dr. Meserve, Mr. Miller, Mr. Parra, Ms. Rambo, and Mr. Williams are directors of both PG&E Corporation and the Utility.

(7)                                 Mr. Earley is a director of PG&E Corporation and the Utility and the Chairman of the Board, CEO, and President of PG&E Corporation. He is included in the Summary Compensation Table as an NEO of both PG&E Corporation and the Utility.

(8)                                 Mr. Johns is a director and the President of the Utility. He is included in the Summary Compensation Table as an NEO of both PG&E Corporation and the Utility.

(9)                                 Mr. Harvey is Senior Vice President and Chief Financial Officer of PG&E Corporation and is also an officer of the Utility. He is included in the Summary Compensation Table as an NEO of both PG&E Corporation and the Utility.

(10)                          Mr. Park and Mr. Simon are officers of PG&E Corporation. Mr. Simon is also an officer of the Utility. They are included in the Summary Compensation Table as NEOs of PG&E Corporation.

(11)                          Mr. Stavropoulos is Executive Vice President, Gas Operations. He is included in the Summary Compensation Table as an NEO of the Utility.

(12)                          Mr. Mistry is Vice President, Chief Financial Officer, and Controller of the Utility. He is also an officer of PG&E Corporation. He is included in the Summary Compensation Table as an NEO of the Utility.